As filed with the Securities and Exchange Commission on January 31, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)
Delaware	27-6715882
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
232 Hidden Lake Road, Building A Brattleboro, Vermont	05301
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units of the Teucrium Natural Gas Fund, a series of Teucrium Commodity Trust	NYSE Arca, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-167593

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                           Description of the Registrant's Securities to be Registered

The securities to be registered hereby are common units representing beneficial interests in the Teucrium Natural Gas Fund (the “Fund”), a series of Teucrium Commodity Trust (the “Trust”).  A description of the units of the Fund is set forth in the Trust’s Registration Statement on Form S-1 (File No. 333-167593) filed with the Securities and Exchange Commission on June 17, 2010 as amended from time to time (the “Registration Statement”), which description is incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.                                           Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1
The Trust’s Amended and Restated Declaration of Trust and Trust Agreement is included as Exhibit 3.1 to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form S-1 (File No. 333-167593) filed with the Securities and Exchange Commission on September 7, 2010.

2
The Trust’s Certificate of Trust is included as Exhibit 3.2 to the Trust’s Registration Statement on Form S-1 (File No. 333-162033) filed with the Securities and Exchange Commission on September 21, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2011

Teucrium Commodity Trust

	By:	Teucrium Trading, LLC

	By:	/s/ Dale Riker
Dale Riker
Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1
The Trust’s Amended and Restated Declaration of Trust and Trust Agreement is included as Exhibit 3.1 to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form S-1 (File No. 333-167593) filed with the Securities and Exchange Commission on September 7, 2010.

2
Certificate of Trust (incorporated herein by reference to Exhibit 3.2 to the Trust’s Registration Statement on Form S-1 (Registration No. 333-162033) filed with the Securities and Exchange Commission on September 21, 2009.